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                                                                  EXHIBIT (i)(2)


Goodwin Procter LLP
Counsellors at Law
Exchange Place
Boston, MA 02109
T: 617.570.1000
F: 617.523.1231
goodwinprocter.com








February 28, 2005



Calamos Advisors Trust
1111 East Warrenville Road
Naperville, Illinois 60563-1493

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 6 to Securities Act Registration No. 333-72511 and Amendment No. 8 to Investment Company Act File No. 811-09327 (together, the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") of Calamos Advisors Trust (formerly, Calamos Insurance Trust), a Massachusetts business trust (the "Registrant"), to our opinion with respect to the legality of the shares of the Registrant representing interests in the Calamos Convertible Portfolio, which opinion was filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP